UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Inducement

On April 29, 2025, 22nd Century Group, Inc. (the “Company”) commenced a warrant inducement offering (the “Warrant Inducement”) with the holders of certain outstanding warrants to purchase up to an aggregate of 11,072,093 shares of common stock (collectively, the “Existing Warrants”), which Existing Warrants are exercisable at an exercise price of $4.3021. The Company offered the holders of the Existing Warrants an inducement period whereby the Company agreed to issue new warrants (the “Inducement Warrants”) to purchase up to a number of shares of common stock equal to 100% of the number of shares of common stock issued pursuant to the exercise by the holders of the Existing Warrants, for cash, at a reduced exercise price equal to $0.7893. Each holder agreed to exercise 60% of their Existing Warrants immediately (the “Initial Exercise”) and will exercise the remaining 40% within 30 calendar days following the Effectiveness Date (as defined below), provided that the Company’s stock price at such time equals or exceeds 90% of the Nasdaq Minimum Price on that date (the “Additional Exercise”). The Warrant Inducement is expected to close on April 30, 2025, subject to customary closing conditions.

The Inducement Warrants will be issued on substantially the same terms as the Existing Warrants, except that the Inducement Warrants will be exercisable at any time on or after the Company’s stockholders approve the issuance of the Inducement Warrants and the shares of common stock upon the exercise thereof (the “Stockholder Approval Date”), have an expiration date of five years from the Stockholder Approval Date and have an exercise price equal to $4.3021. The exercise prices of the Inducement Warrants will be subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. In addition, the Inducement Warrants will contain anti-dilution protection provisions relating to a subsequent reverse stock splits and subsequent equity sales of shares of the Company’s common stock or common stock equivalents at an effective price per share lower than the then effective exercise price of such Inducement Warrants. The Company also agreed to hold a meeting of stockholders to approve the issuance of the shares of common stock underlying the Inducement Warrants pursuant to applicable Nasdaq rules.

The shares of common stock upon exercise of the Existing Warrants and the Inducement Warrants will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to, as soon as reasonably practicable, but in any event no later than May 15, 2025, file a registration statement covering the resale of the shares of the Company’s common stock issued or issuable under the Existing Warrants and upon the exercise of the Inducement Warrants. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 45 days (the date such registration statement is declared effective, the “Effectiveness Date”).

Subject to limited exceptions, a holder of Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Inducement Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Company agreed that, subject to certain exceptions, until 75 days after the later of the date that all of the shares issuable upon exercise of the Existing Warrants, the Inducement Warrants, and the PIPE Warrants (as defined below) (the “Total Warrants Effectiveness Date”), and the date of Stockholder Approval Date, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. The Company also agreed that, subject to certain exceptions, for a period of six months after the later of the Total Warrants Effectiveness Date and the date of Stockholder Approval Date, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the agreement ).

The Company will receive aggregate gross proceeds of approximately $5.4 million from the initial exercise of 60% of the Existing Warrants and $8.8 million if all of the Existing Warrants are exercised.

Dawson James Securities, Inc. (the “Placement Agent”) acted as the Company’s exclusive placement agent in connection with the Warrant Inducement and the Company has agreed to pay the Placement Agent a cash fee equal to six percent (6.0%) of the aggregate gross proceeds raised in the Warrant Inducement, an additional six percent (6.0%) cash fee of any cash exercise of the Inducement Warrants and to reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $25,000.

The foregoing summaries of the Inducement Warrants and the inducement letters do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1 and 10.1, respectively, to this Current Report, which are incorporated herein by reference.

Warrant Amendment

On April 29, 2025, the Company entered into amendments (the “Warrant Amendments”) with the holders (“Holders”) of the outstanding warrants issued on October 24, 2024 (the “PIPE Warrants”).

Pursuant to the Warrant Amendments, the Company agreed (i) to amend the alternative cashless exercise provision so that each Holder will receive two (2) shares of common stock upon the cashless exercise of each PIPE Warrant instead of 0.75 shares, (ii) apply Section 3(f) in the PIPE Warrants regarding Share Combination Events (as defined in the PIPE Warrants) to one (1) additional Share Combination Event, and (iii) to modify the Event Market Price (as defined in the PIPE Warrants) applicable in the case of a Share Combination Event to $0.75.

The foregoing description of the Warrant Amendments is not complete and is qualified in its entirety by reference to the full text of the form of such Warrant Amendment, a copy of which is filed as Exhibit 4.2 to this report and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure required by this Item, and included in Item 1.01 of this Current Report, is incorporated herein by reference. Neither the Inducement Warrants, nor the shares of the Company’s common stock issuable upon exercise of the Inducement Warrants have been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 4.1	Form of Inducement Warrant
Exhibit 4.2	Form of Warrant Amendment
Exhibit 10.1	Form of Inducement Letter
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence D. Firestone
Date: April 30, 2025	Lawrence D. Firestone
Chief Executive Officer